UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 13, 2015

Date of Report

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-54654	45-2433287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3270 Florence Road, Suite 200, Powder Springs, GA 30127

(Address of Principal Executive Offices)

(770) 222-5888

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2015 Labor Smart, Inc. (the “Company”) entered into a Second Amendment to Purchase and Sale Agreement (the “Amendment”) with Transfac Capital, Inc. (“Transfac”). The Amendment amended the original Purchase and Sale Agreement dated July 19, 2013 executed by and between the Company and Transfac on July 31, 2013, as amended on September 26, 2014 (the “Agreement”). Under the terms of the Amendment, the definition of “Advance Rate” in Section 1 of the Agreement shall be amended to read: “Advance Rate” means ninety percent (90%), or such other percent as may be determined from time to time by Transfac in its sole discretion. The definition of “Account Due Date” in Section 1 of the Agreement shall be amended to read: “Account Due Date” means ninety (90) days from the date of the invoice evidencing the Account. The definition of “Maximum Advances” in Section 1 of the Agreement shall be amended to read: “Maximum Advances” means the maximum aggregate amount of Outstanding Advances, which amount shall not exceed four million dollars ($4,000,000.00), or such other amount as may be determined from time to time by Transfac in its sole discretion. The definition of “Contract Term” in Section 1 of the Agreement shall be amended to read: “Contract Term” means an initial period of twenty four (24) months commencing on the date of this signed Second Amendment to Purchase and Sale Agreement and renewal periods of one (1) year thereafter. Finally, under Section 1 of the Agreement, the following definition was added: “Origination Fee” means One Quarter of One Percent (.25%) of the Maximum Advances which shall be due and payable on the date of this signed Second Amendment to Purchase and Sale Agreement. All other provisions of the Agreement shall remain in full force and effect.

The foregoing description of the Amendment and the terms thereof are qualified in their entirety by the full text of the Agreement, which is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 3.02 Unregistered Sales of Equity Securities.

During the period commencing January 9, 2015 through January 13, 2015, the Company issued an aggregate of 127,331,602 shares of its common stock as follows: on January 9, 2015, the Company issued 9,419,355 shares of its common stock to reduce an outstanding convertible note payable by $5,840. On January 9, 2015, the Company issued 15,600,000 shares of its common stock to reduce an outstanding convertible note payable by $8,580. On January 9, 2015, the Company issued 17,500,000 shares of its common stock to reduce an outstanding convertible note payable by $10,597.50. On January 9, 2015, the Company issued 15,740,741 shares of its common stock to reduce an outstanding convertible note payable by $8,500. On January 9, 2015, the Company issued 9,358,685 shares of its common stock to reduce an outstanding convertible note payable by $4,885.23. On January 12, 2015, the Company issued 5,566,667 shares of its common stock to reduce an outstanding convertible note payable by $3,340. On January 12, 2015, the Company issued 16,346,154 shares of its common stock to reduce an outstanding convertible note payable by $8,500. On January 13, 2015, the Company issued 18,950,000 shares of its common stock to reduce an outstanding convertible note payable by $10,233. On January 13, 2015, the Company issued 18,850,000 shares of its common stock to reduce an outstanding convertible note payable by $10,367.50. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

The number of shares of the Company’s common stock outstanding as of January 13, 2015 was 439,586,521.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit
Number 99.1	Description of Exhibit Certificate of Designation filed with Nevada Secretary of State on October 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR SMART, INC.

Date:	January 14, 2015	By:	/s/ Ryan Schadel
		Name:	Ryan Schadel
		Title:	Chief Executive Officer